UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

KUSH BOTTLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On November 14, 2017 (the “Effective Date”), the Board of Directors (the “Board”) of Kush Bottles, Inc. (the “Company”) increased the size of the Board from three directors to four directors. The Board appointed Barbara Goodstein as a director of the Board to fill the vacancy created by the increase in the size of the Board, effective as of the Effective Date.

For her service, Ms. Goodstein will receive compensation commensurate with that received by the Company’s other non-employee directors, as described below under the caption “Approval of Board Compensation.”

There are no understandings or arrangements between Ms. Goodstein and any other person pursuant to which she was selected as a director. Ms. Goodstein does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Ms. Goodstein has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of New Chairman

On the Effective Date, Dallas Imbimbo resigned from his position as Chairman of the Board, effective immediately, and the Board accepted Mr. Imbimbo’s resignation.  Mr. Imbimbo continues to serve as a member of the Board.  Mr. Imbimbo’s resignation as Chairman of the Board was not a result of any disagreement between Mr. Imbimbo and the Company on any matter relating to the Company’s operations, policies or practices.

Concurrently with Mr. Imbimbo’s resignation, the Board appointed Nicholas Kovacevich, Chief Executive Officer of the Company, as the Chairman of the Board.

Approval of Board Compensation; Director Option Grants

On the Effective Date, the Board approved new compensation arrangements for non-employee Board members.  Starting with the calendar quarter ending December 31, 2017, each Board member that is not an employee of the Company or its subsidiaries will be entitled to receive an annual retainer of $12,000 paid in four equal quarterly installments.

The Board also approved one-time grants of options to purchase 120,000 shares of the Company’s common stock to each non-employee member of the Board as of the Effective Date, with the exercise price being equal to the fair market value per share of the Company’s common stock as of the grant date.  One-half of the shares underlying the options will vest on the one-year anniversary of the grant date, and the remainder of the underlying shares will vest in twelve equal monthly installments.

Executive Option Grants

In connection with their service as executive officers of the Company, as of the Effective Date, the Board also granted options to purchase 120,000 shares of the Company’s common stock to Nicholas Kovacevich in connection with his service as the Company’s Chief Executive Officer and options to purchase 200,000 shares of the Company’s common stock to Jim McCormick in connection with an expanded role in his position as the Company’s Chief Financial Officer.  Each grant has an exercise price equal to the fair market value per share of the Company’s common stock as of the grant date.  One-half of the shares underlying the options will vest on the one-year anniversary of the grant date, and the remainder of the underlying shares will vest in twelve equal monthly installments

Item 8.01.	Other Events.

On November 15, 2017, the Company issued a press release announcing the appointment of Ms. Goodstein to the Board. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release issued by Kush Bottles, Inc. on November 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.
(Registrant)

November 15, 2017	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Kush Bottles, Inc. on November 15, 2017.